As filed with the Securities and Exchange Commission on September 24, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADARx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-4145188
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5871 Oberlin Drive, Suite 200

San Diego, California 92121

(877) 232-7974

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Zhen Li, Ph.D.

President and Chief Executive Officer

ADARx Pharmaceuticals, Inc.

5871 Oberlin Drive, Suite 200

San Diego, California 92121

(877) 232-7974

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles Bair Charles S. Kim Grady Chang Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Ryan Fisk Chief Financial Officer and Chief Business Officer Jiang Bian Head of Legal ADARx Pharmaceuticals, Inc. 5871 Oberlin Drive, Suite 200 San Diego, California 92121 (877) 232-7974	Matthew T. Bush Anthony Gostanian Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-298782)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by ADARx Pharmaceuticals, Inc. (the “Registrant”), for the sole purpose of increasing the aggregate number of shares of common stock offered and registered by the Earlier Registration Statement (as defined below) by 5,031,250 shares, 656,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-298782), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 24, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit index

Exhibit number	Exhibit Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-298782), originally filed with the Commission on September 4, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California on September 24, 2026.

ADARX PHARMACEUTICALS, INC.

By:	/s/ Zhen Li, Ph.D.
Zhen Li, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhen Li, Ph.D. Zhen Li, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2026

/s/ Ryan Fisk, M.B.A. Ryan Fisk, M.B.A.	Chief Financial Officer and Chief Business Officer (Principal Financial and Accounting Officer)	September 24, 2026

* Erez Chimovits, M.B.A.	Interim Chairman	September 24, 2026

* Simeon George, M.D., M.B.A.	Director	September 24, 2026

* Carl L. Gordon, Ph.D., CFA	Director	September 24, 2026

* Ying Huang, Ph.D.	Director	September 24, 2026

* Mary Tagliaferri, M.D.	Director	September 24, 2026

*By:	/s/ Zhen Li, Ph.D.
Zhen Li, Ph.D.
Attorney-in-Fact